Exhibit 99

For Immediate Release

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks	Main Street Banks
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS ANNOUNCES QUARTERLY CASH DIVIDEND

ATLANTA, October 9, 2003 – The Board of Directors of Main Street Banks, Inc. (Nasdaq: MSBK) declared a regular quarterly dividend of 12 cents per share of common stock payable on November 5, 2003 to shareholders of record on October 22, 2003.

About Main Street

Main Street Banks, Inc., a $1.9 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 27 branch offices located in seventeen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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